UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Medical Information Technology, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts
(State or other jurisdiction of incorporation or organization)

04-2455639
(IRS Employer Identification No.)

MEDITECH Circle, Westwood, MA 02090, 781-821-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

MEDITECH 2004 STOCK PURCHASE PLAN
(Full title of the plan)

A. Neil Pappalardo
Chief Executive Officer and Chairman
MEDICAL INFORMATION TECHNOLOGY, INC.
MEDITECH Circle
Westwood, Massachusetts 02090
781-821-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Thomas J. LaFond, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
617-570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act. Large accelerated filer [ ] Accelerated filer [ ] Non accelerated filer [X] Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to	Proposed maximum	Proposed maximum	Amount of
to be registered	be registered	offering price	aggregate offering price	registration fee

Common Stock	250,000	$40.00	$10,000,000*	$1,161.00*
$1.00 par value	shares	per share

*The registration fee is calculated pursuant to Rule 457(h) on the basis of $116.10 per $1 million of aggregate offering price.

This is an amendment to the Company's current registration statement on Form S-8, File No. 333-122399 and is being filed to register additional securities as set forth on the facing page in accordance with General Instruction E to Form S-8. The contents of such registration statement are incorporated herein by reference.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8: EXHIBITS

Exhibit 4: MEDITECH 2004 Stock Purchase Plan

Exhibit 5: Legal Opinion of Goodwin Procter LLP

Exhibit 23.1: Consent of Independent Registered Public Accounting Firm

Exhibit 23.2: Consent of Goodwin Procter LLP (contained in Exhibit 5)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on this 24th day of January, 2011.

Medical Information Technology, Inc.
(Registrant)

By: Howard Messing, Chief Executive Officer and President
(Signature)

By: Barbara A. Manzolillo, Chief Financial Officer, Treasurer
(Signature)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of January, 2011.

A. Neil Pappalardo, Chairman and Director
(Signature)

Lawrence A. Polimeno, Vice Chairman and Director
(Signature)

Roland L. Driscoll, Director
(Signature)

Edward B. Roberts, Director
(Signature)

Morton E. Ruderman, Director
(Signature)

L. P. Dan Valente, Director
(Signature)